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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ______________________________

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                         ______________________________


       Date of Report (Date of earliest event reported): January 17, 2007


                        PROVIDENT BANKSHARES CORPORATION
               (Exact name of registrant as specified in charter)


       MARYLAND                     0-16421                      52-1518642
    (State or other              (Commission                   (IRS Employer
    jurisdiction of              File  Number)               Identification No.)
    incorporation)

              114 EAST LEXINGTON STREET, BALTIMORE, MARYLAND 21202 (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (410) 277-7000

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.02    RESULTS OF OPERATIONS AND FINANCIAL CONDITION
             ---------------------------------------------

         On January 18, 2007, Provident Bankshares Corporation (the "Company") announced its financial results for the quarter and fiscal year ended December 31, 2006. The press release announcing financial results for the quarter and fiscal year ended December 31, 2006 is attached as Exhibit 99.1 and incorporated herein by reference.

         On January 18, 2007, in conjunction with its earnings release, Provident Bankshares Corporation is making available supplemental financial information regarding the Company. The supplemental financial information is also being posted on the Company's website at The supplemental financial information includes a comparative analysis of average balances and changes in tax equivalent net interest income and asset quality detail for the covered periods. Also included in the supplemental financial information are the Company's unaudited Consolidated Statements of Income for the three and twelve months ended December 31, 2006 and 2005 and the unaudited Consolidated Statements of Condition as of December 31, 2006 and 2005. The supplemental financial information is attached as Exhibit 99.2 and incorporated herein by reference.

ITEM 5.03    AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
             -------------------------------------------------------------------
             YEAR
             ----

         Effective January 17, 2007, the Board of Directors of the Company amended Article II, Section 5 and Article III, Section 3(a) of the Corporation's Fifth Amended and Restated Bylaws (the "Bylaws") to revise the vote standard required to approve any matter determined at a meeting of stockholders from a majority of votes present to a majority of votes cast, which is the default standard under Maryland law. The revised Bylaws provide that to be elected, a director nominee must receive a majority of the votes cast such that the number of votes cast "for" a director must exceed the number of votes cast "against" that director. A plurality vote standard will govern the election of directors if the number of nominees exceeds the number of directors to be elected.

         In addition, consistent with the Company's practice, Article III,
Section 4 of the Bylaws has been amended to provide that a director elected to fill a vacancy serves until the next annual meeting of stockholders and until his/her successor is elected and qualified. Article III, Section 4 previously provided that a substitute director chosen to fill a vacancy created by the death, removal, resignation or expiration of the term of a director shall hold office for the remainder of the departed director's term and until his/her successor is elected and qualified. Article III, Section 4 also previously provided that a director chosen to fill a vacancy as a result of an increase in the number of directors shall hold office for such term as the Board of Directors specifies in accordance with the consistent division of directors into classes.

         The Bylaws have also been amended to correct certain typographical errors, duplicative phrases and references to the Company's Articles of Incorporation. The information presented in this Item 5.03 does not purport to be complete and is qualified in its entirety by reference to the full text of the Company's Sixth Amended and Restated Bylaws, a copy of which is filed with this Report as Exhibit 3.2.

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ITEM 8.01    OTHER EVENTS
             ------------

         The Company announced today that the Company's Board of Directors has approved the repurchase of up to 5% of the Company's outstanding common stock, or approximately 1.6 million shares. The program will commence immediately. Repurchases, which will be conducted through open market purchases or privately negotiated transactions, will be made from time to time depending on market conditions and other factors.

         The Company also announced today that its annual meeting of stockholders will be held on May 16, 2007.

ITEM 9.01    FINANCIAL STATEMENTS AND OTHER EXHIBITS
             ---------------------------------------

      (a)    Financial Statements of Businesses Acquired:  Not applicable

      (b)    Pro Forma Financial Information:  Not applicable

      (c)    Shell Company Transactions: Not applicable

      (d)    Exhibits

             Number            Description
             ------            -----------

             Exhibit 3.2 Provident Bankshares' Corporation's Sixth Amended and Restated Bylaws
             Exhibit 99.1      Press Release dated January 18, 2007
             Exhibit 99.2      Supplemental Financial Information

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     PROVIDENT BANKSHARES CORPORATION


                                     By: /s/ Robert L. Davis
                                         ---------------------------------------
                                         Robert L. Davis
                                         General Counsel and Corporate Secretary

Date:  January 18, 2007